Exhibit 10.29

Amended and Restated

Performance Stock Unit Agreement

Participant:

Grant Date:

Date of Hire:

Number of Units:

Base Price:

Oncobiologics Serial Number:

Amended and Restated

Performance Stock Units (PSUs)

THIS AMENDED AND RESTATED PERFORMANCE STOCK UNIT AGREEMENT (the “Amended and Restated Agreement”), dated as of _________________ (the “Effective Date”), is between Oncobiologics, Inc., a Delaware corporation (the “Company”), and _____________________________ (the “Participant”).

WHEREAS, the Company previously granted to the Participant Performance Stock Units  (“PSUs”) pursuant to Article IX of the  Oncobiologics, Inc. 2011 Stock Incentive Plan (the “Plan”) as provided in the Performance Stock Unit Agreement dated [__________] (the “Prior Agreement”);

WHEREAS, the Company and the Participant desire to make certain changes to the PSUs granted under the Plan and Prior Agreement pursuant to the terms of this Amended and Restated Agreement, which shall supersede and replace the Prior Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.           Definitions; Receipt of Plan.  For purposes of this Amended and Restated Agreement, the definitions of terms contained in the Plan hereby are incorporated by reference, except to the extent that any term is specifically defined in this Amended and Restated Agreement.  The Participant hereby acknowledges receipt of a copy of the Plan.

2.           PSUs, Term, and Vesting.

(a)          Grant of PSUs.  The Company granted PSUs with respect to [_____________] shares of the Company’s common stock (“Common Stock”) to the Participant on [____________] (the “Grant Date”).  The price (the “Base Price”) to be used as the basis for determining the PSU Value (as defined below) upon exercise of each PSU is [_______________], which was the fair market value of one share of the Company’s common stock on the Grant Date.

(b)          Vesting and Expiration of PSUs.  Subject to the provisions of the Plan and this Amended and Restated Agreement, the PSUs and shall become exercisable (vest) on the following dates (each such date, a “Vesting Date”), subject to the terms of Section 2(c):

i)         50% (1/2) on [__________________]; and

ii)        50% (1/2) on [__________________].

The Participant must remain employed by the Company or an Affiliate through the applicable Vesting Date in order for the PSUs to vest on such date with the exception of provisions per Section 3(a).  [Notwithstanding the foregoing, 100% of the PSUs shall vest upon the consummation of a Change in Control, subject to the Participant’s continuous employment with the Company through the effective date of the Change in Control.]  The PSUs will expire on the tenth anniversary of the Grant Date (the “Term”).

(c)           Exercisability.  Notwithstanding Section 2(b) of this Amended and Restated Agreement, the vested PSUs shall not become exercisable until the occurrence of any of the following:

•	A Change in Control of the Company or initial public offering of the Company’s Common Stock;
•	A Fair Market Value of at least $400 Million for the Company has been achieved and subject to discretion of the Board.

Following the occurrence of one of the foregoing events, the vested PSUs will remain exercisable for the remainder of the Term, unless terminated in accordance with the terms of Section 3(a).  In no event may the PSUs be exercised following the last day of the Term.  The PSUs shall be exercisable during the Participant’s lifetime only by the Participant or his or her Representative, and after the Participant’s death only by a Representative.  The PSUs may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Company, which shall specify the number of shares of Common Stock with respect to which the PSUs shall be exercised.

(d)           PSU Value.  The amount to be paid upon exercise of the PSUs (the “PSU Value”) will be determined by calculating (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the Base Price; (ii) multiplied by the number of PSUs exercised.  The PSU Value is subject to applicable tax withholding in accordance with applicable law.  At the discretion of the Company, the PSU Value may be distributed in cash or settled in shares of Common Stock of the Company.  The number of shares of Common Stock that may be delivered upon exercise will be determined by dividing the PSU Value by the Fair Market Value of a share of Common Stock on the date of exercise, rounded down to the nearest whole share.

(e)           Accelerated Vesting Upon a Change in Control.  If a Change in Control occurs during the Term of the PSUs and the Participant’s employment is terminated by the Company or an Affiliate other than for Cause as a result of the Change in Control, then any unvested PSU will become immediately vested in full upon such termination date.

3.           Terms of PSUs.

(a)           Termination of Employment prior to Vesting.  If prior to a Vesting Date, the Participant incurs a Termination of Employment for any reason other than death, Disability or Retirement, the unvested PSUs shall be forfeited and terminate as of such date, and the Participant shall have no interest in the unvested PSUs.  If prior to a Vesting Date a Participant has a Termination of Employment due to death, Disability or Retirement, the PSUs that have not vested as of the effective date of Termination of Employment shall vest on the earlier of (1) the first anniversary of such Termination of Employment or (2) the expiration of the remaining vesting period, provided such dates occur prior to the end of the Term.  In no event will such PSUs remain outstanding following the end of the Term.

(b)           Non-Assignability.  The PSUs are personal to the Participant and are not transferable other than by will or the laws of descent and distribution.

(c)           Changes in the Company’s Capital Structure.  The existence of the PSUs will not affect in any way the right or authority of the Company or its shareholders to make or authorize (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company’s capital structure or its business; (iii) any merger or consolidation of the Company; (iv) any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof; (v) the dissolution or liquidation of the Company; (vi) any sale or transfer of all or any part of its assets or business; or (g) any other corporate act or proceeding.  In the event of a Change in Control or other corporate restructuring, the Participant shall have such rights, and the Committee shall take such actions, as provided in the Plan.

(d)           Requirements of Law; Registration Requirements.  In no event may the Participant exercise the PSUs unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that the exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act.  The Company shall not be required to issue any shares of Common Stock under the PSUs if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority.

(e)           Market Stand-Off Agreement. By exercising the PSUs, the Participant agrees that the Participant will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by the Participant, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period.  The Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Common Stock that may be issued upon exercise of the PSUs until the end of such period.  The Participant also agrees that any transferee of any shares of Common Stock (or other securities) of the Company held by the Participant will be bound by this Section 3(e).  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 3(e) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(f)           Miscellaneous.  The contents of this Amended and Restated Agreement are subject in all respects to the terms and conditions of the Plan, which are controlling.  The interpretation and construction by the Board and/or the Committee of any provision of the Plan or this Amended and Restated Agreement shall be final and conclusive upon the Participant, the Participant’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Company, its Affiliates and their successors and assigns.

The grant of the PSUs is discretionary and will not be considered to be an employment contract or a part of the Participant’s terms and conditions of employment or salary or compensation.  The Participant’s acceptance of this grant constitutes his or her consent to the transfer of data and information concerning or arising out of this grant to the Company, its Affiliates and to entities engaged by the Company to provide services in connection with this grant from non-U.S. entities related to the Company and its Affiliates for purposes of any applicable privacy, information or data protection laws and regulations.

Any amendment to the Plan shall be deemed to be an amendment to this Amended and Restated Agreement to the extent that the amendment is applicable hereto.  The terms and conditions of this Amended and Restated Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at the Company.  Notwithstanding the foregoing, no amendment shall adversely affect the Participant’s rights under this Amended and Restated Agreement without his or her consent.

(g)           Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Amended and Restated Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant.  This Amended and Restated Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Amended and Restated Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without your consent).  Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

4.           Payment of Withholding Taxes.  If the Company or an Affiliate is obligated to withhold an amount on account of any tax imposed as a result of the exercise of PSUs or the release of any restrictions or limitations in respect of PSUs, the Participant shall be required to pay such amount to the Company and its Affiliates, as provided in the Plan and this Section 4.  The Participant acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant of the PSUs and their exercise.

(a)           At the time the Participant exercises the PSUs, in whole or in part, and at any time thereafter as required by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate, if any, which arise in connection with the exercise of the PSUs.

(b)           Upon the Participant’s request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to the Participant upon the exercise of the PSUs a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes).  Any adverse consequences to the Participant arising in connection with such share withholding procedure shall be the Participant’s sole responsibility.

(c)           The Participant may not exercise the PSUs unless the tax withholding obligations of the Company and/or any Affiliate are satisfied.  Accordingly, the Participant may not be able to exercise the PSUs when desired even though the PSUs are vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

5.           Plan.  Notwithstanding any other provision of this Amended and Restated Agreement, the PSUs are subject to the Plan, as in effect on the date hereof, and is subject to all the terms and conditions thereof, as amended from time to time.  The interpretation and construction by the Committee of the Plan, this Amended and Restated Agreement, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.

6.           No Shareholder Rights.  Until the PSUs shall have been exercised and any shares of Common Stock issuable upon exercise have been recorded as issued by the Company’s official shareholder records, no person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any shares of Common Stock subject to the PSUs, and adjustments for dividends or otherwise shall be made only if the record date is after both the date such shares are recorded and the date of exercise and without duplication or any adjustment.

7.           No Employment Rights.  No provision of this Amended and Restated Agreement or the PSUs or the shares of Common Stock issuable hereunder shall give the Participant any right to continue in the employ of the Company, any Affiliate or any other entity, create any inference as to the length of employment of the Participant, affect the right of the Company, any Affiliate or any other entity to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company, any Affiliate or any other entity.

8.           No Disclosure Rights.  The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the issuance of the PSUs or shares of Common Stock subject to the PSUs.

9.           Confidential Information and Noncompetition.  The Participant agrees, as consideration for the Award of PSUs hereunder, to abide by the terms and conditions of any employment agreement or covenant regarding confidential information or noncompetition, as well as any agreement of covenant not to solicit the customers, suppliers or employees of the Company or an Affiliate.

10.          Governing Law.  This Amended and Restated Agreement and the Award of PSUs hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey (other than its laws respecting choice of law).

11.          Entire Agreement.  Effective as of the Effective Date, this Amended and Restated Agreement supersedes and replaces in its entirety the Prior Agreement and the Prior Agreement is no longer in force or effect.  This Amended and Restated Agreement, together with the Plan, constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and supersedes any agreements or prior expressions of intent or understanding with respect to this transaction.

12.          Amendment.  Any amendment to this Amended and Restated Agreement shall be in writing and signed on behalf of the Company.

13.          Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

14.          Counterparts.  This Amended and Restated Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

15.          Notices.  Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and the Participant at his or her address shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

16.          Headings.  The headings contained in this Amended and Restated Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Amended and Restated Agreement.

17.          Severability.  If any provision of this Amended and Restated Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Amended and Restated Agreement shall be construed as if such invalid or unenforceable provision were omitted.

18.          Successors and Assigns.  This Amended and Restated Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company.  All obligations imposed upon the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

19.          Tax Consequences.  Neither the Company nor any Affiliate shall be liable or responsible in any way for the tax consequences relating to the Award of PSUs or the lapse of the restrictions hereunder.  The Participant agrees to determine and be responsible for any and all tax consequences to himself or herself relating to the Award of PSUs.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has signed this Amended and Restated Agreement, all as of the day and year first above written.

ONCOBIOLOGICS, INC

By:

Name:	Pankaj Mohan, PhD MBA

Title:	Founder & CEO

Date:

PARTICIPANT:

By:
(signature)

Name:

SSN:

Date:

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